Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-84422, No. 333-140757, No. 333-162032, No. 333-177006, No. 333-192270) and Form S-3 (No. 333-104584, No. 333-112712, No. 333-122850) of The Advisory Board Company (the “Company”) of our reports dated January 2, 2015 relating to the financial statements of Royall & Company Holding, Inc. and Royall Acquisition Co., which appear in the Current Report on Form 8-K/A of the Company dated January 9, 2015.

/s/ PricewaterhouseCoopers LLP

Richmond, Virginia

January 20, 2014